EXHIBIT 21

                              LIST OF SUBSIDIARIES

The following is a list of the Registrant's subsidiaries at December 31, 2003, other than certain subsidiaries that did not in the aggregate constitute a significant subsidiary.

Name                                                                        Jurisdiction of Formation
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
D. S. Ventures, Inc.                                                                Texas
Glenn Springs Holdings, Inc.                                                        Delaware
INDSPEC Chemical Corporation                                                        Delaware
Laguna Petroleum Corporation                                                        Texas
La Porte Chemicals Corp.                                                            Delaware
Occidental Andina, LLC                                                              Delaware
Occidental C.O.B. Partners                                                          Delaware
Occidental Chemical Chile Limitada                                                  Chile
Occidental Chemical Corporation                                                     New York
Occidental Chemical Holding Corporation                                             California
Occidental Chile Investments, LLC                                                   Delaware
Occidental Crude Sales, Inc. (International)                                        Delaware
Occidental de Colombia, Inc.                                                        Delaware
Occidental del Ecuador, Inc.                                                        Nevis
Occidental Energy Marketing, Inc.                                                   Delaware
Occidental Exploration and Production Company                                       California
Occidental Gas de Mexico LLC                                                        Delaware
Occidental International Exploration and Production Company                         California
Occidental International Holdings Ltd.                                              Bermuda
Occidental International Oil and Gas Ltd.                                           Bermuda
Occidental Mexico Holdings, Inc.                                                    Nevis
Occidental of Elk Hills, Inc.                                                       Delaware
Occidental of Oman, Inc.                                                            Nevis
Occidental Oil and Gas Holding Corporation                                          California
Occidental Oil and Gas Pakistan LLC                                                 Nevis
Occidental OOOI Holder, Inc.                                                        Delaware
Occidental Overseas Operations, Inc.                                                Delaware
Occidental Peninsula, Inc.                                                          Delaware
Occidental Peninsula II, Inc.                                                       Nevis
Occidental Permian Ltd.                                                             Texas
Occidental Petroleum (Pakistan), Inc.                                               Delaware
Occidental Petroleum Investment Co.                                                 California
Occidental Petroleum of Qatar Ltd.                                                  Bermuda
Occidental PVC LP, Inc.                                                             Delaware
Occidental Quimica do Brasil Ltda.                                                  Brazil
Occidental Yemen Ltd.                                                               Bermuda
OOG Partner Inc.                                                                    Delaware
OOOI Chemical International, LLC                                                    Delaware
OOOI Chemical Management, Inc.                                                      Delaware
OOOI Chile Holder, Inc.                                                             Nevis
OOOI Oil and Gas Management, Inc.                                                   Delaware
OOOI Oil and Gas Sub, LLC                                                           Delaware
OXYMAR                                                                              Texas
Oxy CH Corporation                                                                  California
Oxy Chemical Corporation                                                            California
OXY Dolphin E&P, LLC                                                                Nevis
OXY Dolphin Pipeline, LLC                                                           Nevis
Oxy Energy Services, Inc.                                                           Delaware
OXY Long Beach, Inc.                                                                Delaware
OXY Oil Partners, Inc.                                                              Delaware
OXY Receivables Corporation                                                         Delaware
OXY USA Inc.                                                                        Delaware
Oxy Vinyls Canada Inc.                                                              Canada
Oxy Vinyls, LP                                                                      Delaware
Oxy Westwood Corporation                                                            California
Repsol Occidental Corporation                                                       Delaware